Exhibit 99.1
E A R N I N G S    R E L E A S E

Press Contacts:	Gary R. Shook, President & CEO	540-687-4801 or
pres@middleburgbank.com

	Raj Mehra, EVP & CFO	540-687-4816 or
cfo@middleburgbank.com

	Jeffrey H. Culver, EVP & COO	703-737-3470 or

MIDDLEBURG FINANCIAL CORPORATION ANNOUNCES FOURTH QUARTER 2011 RESULTS

MIDDLEBURG, VA. – January 31, 2012 – Middleburg Financial Corporation (the “Company”) (Nasdaq: MBRG), today announced net income of $1.1 million for the quarter ending December 31, 2011 and $5.0 million in net income for the year 2011.

"We are certainly gratified by the forward progress of Middleburg Financial Corporation in 2011 on a number of fronts. Our net income of $5.0 million for the year demonstrates the continued positive benefit derived from the actions taken in 2010. But just as important, our ability to grow our capital, open a full service financial services office in Richmond and continue to invest in our future by hiring top quality talent, positions this company very well as we look toward the future," commented Gary R. Shook, president and chief executive officer of Middleburg Financial Corporation. He continued, "while we would have liked to see a net profit from each of our subsidiaries, we did see both the Bank and Middleburg Investment Group, post positive net income. While Southern Trust Mortgage did not post positive net income, substantial investments made during 2011, especially in the contiguous markets of Northern Virginia, position both the Bank and STM to benefit from the synergies that exist between the two entities as we move out of the current economic environment."

Fourth Quarter 2011 Highlights:

•	Net income of $1.1 million or $0.16 per diluted share;
•	Net interest margin of 3.67%, compared to 3.60% for the fourth quarter of 2010;
•	Total revenue of $17.8 million, up 5.3% compared to the fourth quarter of 2010;
•	Loan growth of 1.8% for the year;
•	Total assets of $1.2 billion, an increase of 8.0% over December 31, 2010;
•	Deposits increased by $39.6 million or 4.4% during the year;
•	Provision for loan losses declined by 51.3% compared to fourth quarter of 2010; and
•
Capital ratios continue to be strong: Tangible Common Equity Ratio of 8.4%, Total Risk-Based Capital Ratio of 14.7%, Tier 1 Risk-Based Capital Ratio of 13.5%, and a Tier 1 Leverage Ratio of 8.8% at December 31, 2011.

Total Revenue

Total revenue was $17.8 million in the quarter ended December 31, 2011 compared to $17.2 million in the previous quarter and $16.9 million in the quarter ended December 31, 2010, representing an increase of 3.5% and 5.3%, respectively.

Net interest income was $10.0 million during the three months ended December 31, 2011, which was 3.1% higher than the previous quarter and an increase of 10.5% compared to the quarter ended December 31, 2010. The yield on average earning assets was 4.55% for the quarter ended December 31, 2011 compared to 4.66% for the previous quarter and 4.78% for the quarter ended December 31, 2010, representing a decrease of 11 basis points from the previous quarter and a decrease of 23 basis points from the quarter ended December 31, 2010.  The decrease in the yield on earning assets from the previous quarter reflected a 20 basis point decrease in the yield on the loan portfolio and a decrease of 9 basis points in the yield on the securities portfolio.  Average earning assets increased 3.4% compared to the previous quarter. Loan growth and an increase in investment securities drove the increase in earning assets during the fourth quarter of 2011.

The average cost of interest bearing liabilities was 1.07% for the quarter ended December 31, 2011, compared to 1.21% in the previous quarter, and 1.41% for the quarter ended December 31, 2010, representing a decrease of 14 basis points from the previous quarter and a decrease of 34 basis points from the quarter ended December 31, 2010.  Costs for wholesale borrowings decreased by 10 basis points during the quarter, while costs for retail deposits decreased by 19 basis points during the same period.  The decline in the cost of retail deposits during the quarter ended December 31, 2011, compared to the previous quarter, was driven by reductions in interest expenses across the board: cost of time deposits declined 22 basis points, savings account interest expense declined 25 basis points, money market interest expense declined 26 basis points and interest checking costs decreased 18 basis points. Cost of funds is calculated by dividing annualized total interest expense by the sum of average interest bearing liabilities and average demand deposits. Cost of funds was 0.92% for the quarter ended December 31, 2011 compared to 1.06% for the quarter ended September 30, 2011, a decrease of 14 basis points from the previous quarter.

The net interest margin for the three months ended December 31, 2011 was 3.67%, compared to 3.64% for the previous quarter, and 3.60% for the quarter ended December 31, 2010, representing an increase of 3 basis points from the previous quarter and an increase of 7 basis points compared to the quarter ended December 31, 2010.

The Company’s net interest margin is not a measurement under accounting principles generally accepted in the United States, but it is a common measure used by the financial services industry to determine how profitably earning assets are funded. The Company’s net interest margin is calculated by dividing tax equivalent net interest income by total average earning assets.  Tax equivalent net interest income is calculated by grossing up interest income for the amounts that are non-taxable (i.e., municipal income) then subtracting interest expense. The tax rate utilized is 34%. Details on the calculation of the net interest margin are included in the “Key Statistics” table.

Non-interest income increased by $296,000 or 3.9% when comparing the quarter ended December 31, 2011 to the previous quarter and decreased by $92,000 or 1.2% compared to the quarter ended December 30, 2010. The primary reasons for the higher non-interest income in the fourth quarter of 2011 relative to the prior quarter were higher gain-on-sale revenues from the Company’s mortgage operations, higher commissions on investment sales, and increased gains from sales of securities during the quarter.

Southern Trust Mortgage originated $212.2 million in mortgage loans during the quarter ended December 31, 2011 compared to $180.4 million originated during the previous quarter, an increase of 17.6%, and $227.1 million originated during the quarter ended December 31, 2010, a decrease of 6.6% when comparing calendar quarters.  Gains on mortgage loan sales increased by 3.7% when comparing the quarter ended December 31,

2011 to the previous quarter.  Gains on mortgage loan sales increased by 3.0% when comparing the quarter ended December 31, 2011 to the quarter ended December 31, 2010.

The revenues and expenses of Southern Trust Mortgage for the three month and twelve month periods ended December 31, 2010 and December 31, 2011 are reflected in the Company’s financial statements on a consolidated basis following generally accepted accounting principles in the United States.  The outstanding equity interest not held by the Company is reported on the Company’s balance sheet as “Non-controlling interest in consolidated subsidiary” and the earnings or loss attributable to the non-controlling interest is reported on the Company’s statement of operations as “Net (income) / loss attributable to non-controlling interest.”

Trust and investment advisory service fees earned by Middleburg Trust Company (“MTC”) decreased by 2.3% when comparing the quarter ended December 31, 2011 to the previous quarter, and increased by 8.7% compared to the quarter ended December 31, 2010.  Trust and investment advisory fees are based primarily upon the market value of the accounts under administration. Total consolidated assets under administration by MTC were at $1.2 billion at December 31, 2011, an increase of 1.9% relative to September 30, 2011 and unchanged relative to December 31, 2010.

Net securities gains were $197,000 during the quarter ended December 31, 2011 compared to net securities gains of $141,000 during the previous quarter and net securities gains of $109,000 during the quarter ended December 31, 2010.

Non-Interest Expense

Non-interest expense in the fourth quarter of 2011 increased by 15.9% compared to the previous quarter and by 15.1% compared to the quarter ended December 31, 2010.

Salaries and employee benefit expenses increased by $1.3 million or 14.7% when comparing the fourth quarter of 2011 to the previous quarter, primarily due to an increase in commission and recruiting expenses for mortgage loan officers. Expenses related to Other Real Estate Owned (OREO) increased by $236,000 or 34.3% when comparing the fourth quarter of 2011 to the previous quarter. Advertising expenses increased by $66,000 or 14.8% during the quarter as a result of expenses for bank-wide campaigns related to business loans and advertising at the mortgage company. Other operating expenses, which include expenses such as supplies, travel and entertainment expenses, increased by $383,000 or 27.1% when comparing the quarter ended December 31, 2011 to the previous quarter.

The Company’s efficiency ratio which is represented by the ratio of non-interest expense to the sum of tax equivalent net interest income and non-interest income, excluding securities gains and losses, was 90.4% for the fourth quarter of 2011, compared to an efficiency ratio of 80.9% in the quarter ending September 30, 2011 and 81.4% for the fourth quarter of 2010.

Asset Quality and Provision for Loan Losses

The provision for loan losses in the quarter ended December 31, 2011 was $319,000 compared to a provision of $1.0 million in the previous quarter and a provision of $655,000 in the quarter ended December 31, 2010, representing a decrease of 68.8% from the previous quarter and a decrease of 51.3% from the quarter ended December 31, 2010.

The Allowance for Loan and Lease Losses (ALLL) at December 31, 2011 was $14.6 million representing 2.18% of total portfolio loans outstanding versus 2.24% at September 30, 2011 and 2.27% of total portfolio loans at December 31, 2010.

Loans that were delinquent for more than 90 days and still accruing were $2.4 million as of December 31, 2011 compared to $1.6 million as of September 30, 2011, representing an increase of 50.0% during the quarter.

Non-accrual loans were $25.4 million at the end of the fourth quarter compared to $30.5 million as of September 30, 2011, representing a decrease of 16.7% during the fourth quarter of 2011. Troubled debt restructurings that were performing as agreed were $3.8 million at the end of the fourth quarter compared to $404,000 as of September 30, 2011. Other Real Estate Owned (OREO) was $8.5 million as of December 31, 2011 compared to $6.1 million as of September 30, 2011, representing an increase of 39.3% during the fourth quarter. Non-performing assets were $40.1 million or 3.3% of total assets at December 31, 2011, compared to $38.5 million or 3.3% of total assets as of September 30, 2011.

Total Consolidated Assets

Total assets at December 31, 2011 were $1.2 billion, an increase of $39.4 million or 3.4% compared to total assets at September 30, 2011.

Total portfolio loans declined by $4.4 million or 0.65% for the fourth quarter. The securities portfolio increased by $5.2 million or 1.7% in the fourth quarter relative to the previous quarter. Balances of mortgages held for sale increased by $25.6 million or 38.2% in the fourth quarter of 2011.   Cash balances and deposits at other banks increased by 24.0% in the fourth quarter of 2011.

Deposits and Other Borrowings

Total deposits increased by $20.1 million or 2.2% in the fourth quarter.  Brokered deposits, including CDARS program funds, were $96.9 million at December 31, 2011, up 5.4% from September 30, 2011. FHLB advances were $82.9 million at December 31, 2011, up $5.0 million from September 30, 2011, or an increase of 6.4%.

Equity and Capital

Total shareholders’ equity at December 31, 2011 was $105.9 million, compared to shareholders’ equity of $105.3 million as of September 30, 2011. Retained earnings at December 31, 2011 were $41.1 million compared to $40.4 million at September 30, 2011. The book value of the Company’s common stock at December 31, 2011 was $15.13 per share.

The Company’s total risk-based capital ratio increased to 14.7% at December 31, 2011 from 14.1% at December 31, 2010.  The Tier 1 risk-based capital ratio increased from 12.8% to 13.5% from December 31, 2010 to December 31, 2011 and the Tier 1 Leverage Ratio decreased from 9.0% to 8.8% from December 31, 2010 to December 31, 2011.

As depicted in the following table, the Company’s risk-based capital ratios remain well above regulatory minimum capital ratios:

MIDDLEBURG FINANCIAL CORPORATION
Risk-Based Capital Ratios
December 31, 2011

	(1)		MFC
	Regulatory		Excess
	Minimum	MFC	over
	Requirement	Ratios	Minimum

Tier 1 Leverage Ratio	4.0%	8.8%	4.8%

Tier 1 Risk-Based Capital Ratio	4.0%	13.5%	9.5%

Total Risk-Based Capital Ratio	8.0%	14.7%	6.7%

(1) Under the regulatory framework for prompt corrective action.

Caution about Forward Looking Statements

Certain information contained in this discussion may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These forward-looking statements relate to the Company’s future operations and are generally identified by phrases such as “the Company expects,” “the Company believes” or words of similar import.  Although the Company believes that its expectations with respect to the forward-looking statements are based upon reliable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. For details on factors that could affect expectations, see the risk factors and other cautionary language included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, and other filings with the Securities and Exchange Commission.

About Middleburg Financial Corporation

Middleburg Financial Corporation is headquartered in Middleburg, Virginia and has two wholly owned subsidiaries, Middleburg Bank and Middleburg Investment Group, Inc. Middleburg Bank serves communities in Virginia with financial centers in Ashburn, Gainesville, Leesburg, Marshall, Middleburg, Purcellville, Reston,  Richmond, Warrenton and Williamsburg. Middleburg Investment Group owns Middleburg Trust Company, which is headquartered in Richmond, Virginia with offices in Middleburg, Alexandria and Williamsburg. Middleburg Financial Corporation is also the majority owner of Southern Trust Mortgage, which is based in Virginia Beach and provides mortgages through 17 offices in 11 states.

MIDDLEBURG FINANCIAL CORPORATION
Consolidated Balance Sheets
(In thousands, except for share and per share data)

	(Unaudited)	(Unaudited)
	December 31,	September 30,	December 31,
	2011	2011	2010
ASSETS
Cash and due from banks	$6,163	$5,334	$21,955
Interest-bearing deposits with other institutions	45,107	36,024	42,769
Total cash and cash equivalents	51,270	41,358	64,724
Securities available for sale	308,242	303,014	252,042
Loans held for sale	92,514	66,910	59,361
Restricted securities, at cost	7,117	7,227	6,296
Loans receivable, net of allowance for loan losses of $14,623 at Dec. 31,
2011, $15,124 at Sept.30, 2011, and $14,967 at December 31, 2010	656,770	660,689	644,345
Premises and equipment, net	21,306	21,464	21,112
Goodwill and identified intangibles	6,201	6,244	6,360
Other real estate owned, net of valuation allowance of $1,522 at Dec. 31,
2011, $1,057 at Sept. 30, 2011, and $1,486 at December 31, 2010	8,535	6,096	8,394
Prepaid federal deposit insurance	3,993	4,227	5,154
Accrued interest receivable and other assets	36,912	36,427	36,779

TOTAL ASSETS	$1,192,860	$1,153,656	$1,104,567

LIABILITIES
Deposits:
Non-interest-bearing demand deposits	$143,398	$145,393	$130,488
Savings and interest-bearing demand deposits	460,576	455,893	436,718
Time deposits	325,895	308,410	323,100
Total deposits	929,869	909,696	890,306
Securities sold under agreements to repurchase	31,686	31,286	25,562
Short-term borrowings	28,331	12,864	13,320
FHLB borrowings	82,912	77,912	62,912
Subordinated notes	5,155	5,155	5,155
Accrued interest payable and other liabilities	6,894	9,170	7,319
Commitments and contingent liabilities	-	-	-
TOTAL LIABILITIES	1,084,847	1,046,083	1,004,574

SHAREHOLDERS' EQUITY
Common stock ($2.50 par value; 20,000,000 shares authorized,
7,000,824 issued; 6,996,932, 6,996,932, and 6,925,437 outstanding at
Dec. 31, 2011, Sept. 30, 2011, and December 31, 2010, respectively)	17,331	17,331	17,314
Capital surplus	43,498	43,274	43,058
Retained earnings	41,157	40,373	37,593
Accumulated other comprehensive income (loss)	3,926	4,327	(1,012)
Total Middleburg Financial Corporation shareholders' equity	105,912	105,305	96,953
Non-controlling interest in consolidated subsidiary	2,101	2,268	3,040

TOTAL SHAREHOLDERS' EQUITY	108,013	107,573	99,993

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$1,192,860	$1,153,656	$1,104,567

MIDDLEBURG FINANCIAL CORPORATION
Consolidated Statements of Operations
(In thousands, except for per share data)

	Unaudited		Unaudited
	For the Year		For the Three Months
	Ended December 31,		Ended December 31,
	2011	2010	2011	2010
INTEREST AND DIVIDEND INCOME
Interest and fees on loans	$39,392	$40,548	$10,014	$9,887
Interest and dividends on securities available for sale
Taxable	6,627	4,733	1,750	1,539
Tax-exempt	2,363	2,514	606	600
Dividends	144	105	36	30
Interest on deposits in banks and federal funds sold	110	131	20	32
Total interest and dividend income	48,636	48,031	12,426	12,088

INTEREST EXPENSE
Interest on deposits	8,867	12,033	1,940	2,623
Interest on securities sold under agreements to
repurchase	293	205	84	61
Interest on short-term borrowings	318	393	144	148
Interest on FHLB borrowings and other debt	1,213	1,544	299	246
Total interest expense	10,691	14,175	2,467	3,078

NET INTEREST INCOME	37,945	33,856	9,959	9,010
Provision for loan losses	2,884	12,005	319	655

NET INTEREST INCOME AFTER PROVISION
FOR LOAN LOSSES	35,061	21,851	9,640	8,355

NONINTEREST INCOME
Service charges on deposit accounts	2,095	1,884	542	488
Trust services income	3,636	3,335	911	838
Gains on loans held for sale	17,992	17,158	5,706	5,537
Gains on securities available for sale, net	460	866	197	109
Total other-than-temporary impairment gains (losses)	(27)	(901)	6	(44)
Portion of (gain) loss recognized in other
comprehensive income	2	(202)	(9)	(85)
Net other than temporary impairment losses	(25)	(1,103)	(3)	(129)
Commissions on investment sales	755	622	203	169
Fees on mortgages held for sale	333	1,881	8	570
Other service charges, commissions and fees	452	467	105	114
Bank-owned life insurance	486	503	101	112
Other operating income	226	390	115	169
Total noninterest income	26,410	26,003	7,885	7,977

NONINTEREST EXPENSE
Salaries and employees' benefits	33,821	29,594	9,984	7,748
Net occupancy and equipment expense	6,748	6,249	1,732	1,598
Advertising	1,399	1,071	512	386
Computer operations	1,501	1,324	428	316
Other real estate owned	2,564	2,468	925	842
Other taxes	812	798	205	200
Federal deposit insurance expense	1,260	1,907	251	386
Other operating expenses	7,354	9,331	2,244	2,670
Total noninterest expense	55,459	52,742	16,281	14,146

Income (loss) before income taxes	6,012	(4,888)	1,244	2,186
Income tax expense (benefit)	1,350	(2,562)	278	573

NET INCOME (LOSS)	4,662	(2,326)	966	1,613
Net (income) loss attributable to non-
controlling interest	298	(362)	170	(51)
Net income (loss) attributable to Middleburg
Financial Corporation	$4,960	$(2,688)	$1,136	$1,562

Earnings (loss) per share:
Basic	$0.71	$(0.39)	$0.16	$0.23
Diluted	$0.71	$(0.39)	$0.16	$0.23
Dividends per common share	$0.20	$0.35	$0.05	$0.05

QUARTERLY SUMMARY STATEMENTS OF INCOME
MIDDLEBURG FINANCIAL CORPORATION
(Unaudited. Dollars in thousands except per share data)
	For the Three Months Ended
	Dec. 31, 2011	Sep. 30, 2011	Jun. 30, 2011	Mar. 31, 2011	Dec. 31, 2010
Interest and Dividend Income
Interest and fees on loans	$10,014	$9,912	$9,731	$9,735	$9,887
Interest and dividends on securities available for sale
Taxable	1,750	1,727	1,751	1,399	1,539
Tax Exempt	606	592	604	561	600
Dividends	36	36	36	36	30
Interest on deposits in banks and federal funds sold	20	30	33	27	32
Total interest and dividend income	$12,426	$12,297	$12,155	$11,758	$12,088
Interest Expense
Interest on deposits	$1,940	$2,287	$2,332	$2,308	$2,623
Interest on securities sold under agreements to repurchase	84	84	69	56	61
Interest on short-term borrowings	144	58	53	63	148
Interest on FHLB borrowings and other debt	299	312	306	296	246
Total interest expense	$2,467	$2,741	$2,760	$2,723	$3,078
Net interest income	$9,959	$9,556	$9,395	$9,035	$9,010
Provision for loan losses	319	1,024	1,087	454	655
Net interest income after provision
for loan losses	$9,640	$8,532	$8,308	$8,581	$8,355
Non-Interest Income
Trust services income	$911	$932	$926	$867	$838
Service charges on deposit accounts	542	538	526	489	488
Net gains on securities available for sale	197	141	87	35	109
Total other-than-temporary impairment gain (loss) on securities	6	(16)	-	(17)	(44)
Portion of (gain) loss recognized in other comprehensive income	(9)	(5)	-	16	(85)
Net other-than-temporary impairment loss	(3)	(21)	-	(1)	(129)
Commissions on investment sales	203	187	185	180	169
Bank owned life insurance	101	123	139	123	112
Gains on loans held for sale	5,706	5,501	3,938	2,847	5,537
Fees on mortgages held for sale	8	84	87	154	570
Other operating income	220	104	79	209	283
Total non-interest income	$7,885	$7,589	$5,967	$4,903	$7,977
Non-Interest Expense
Salaries and employee benefits	$9,984	$8,708	$7,813	$7,316	$7,748
Net occupancy and equipment expense	1,732	1,700	1,640	1,676	1,598
Other taxes	205	205	205	197	200
Advertising	512	446	285	156	386
Computer operations	428	365	343	365	316
Other real estate owned	925	689	606	344	842
Audits and examinations	279	103	156	126	219
Legal fees	168	172	176	89	50
Federal deposit insurance expense	251	244	358	407	386
Other operating expenses	1,797	1,414	1,314	1,494	2,401
Total non-interest expense	$16,281	$14,046	$12,896	$12,170	$14,146

Income before income taxes	$1,244	$2,075	$1,379	$1,314	$2,186
Income tax expense	278	454	301	317	573
Net income	$966	$1,621	$1,078	$997	$1,613
Less: Net (income) loss attributable to non-controlling interest	170	(223)	121	230	(51)
Net income attributable to Middleburg Financial Corporation	$1,136	$1,398	$1,199	$1,227	$1,562

Net income per common share, basic	$0.16	$0.20	$0.17	$0.18	$0.23
Net income per common share, diluted	$0.16	$0.20	$0.17	$0.18	$0.23
Dividends per common share	$0.05	$0.05	$0.05	$0.05	$0.05

MIDDLEBURG FINANCIAL CORPORATION
KEY STATISTICS
(Unaudited. Dollars in thousands except per share data)	For the Three Months Ended
	Dec 31, 2011	Sep 30, 2011	Jun 30, 2011	Mar 31, 2011	Dec 31, 2010

Net income	$1,136	$1,398	$1,199	$1,227	$1,562
Earnings per share, basic	$0.16	$0.20	$0.17	$0.18	$0.23
Earnings per share, diluted	$0.16	$0.20	$0.17	$0.18	$0.23
Dividend per share	$0.05	$0.05	$0.05	$0.05	$0.05

Return on average total assets - Year to Date	0.44%	0.46%	0.45%	0.46%	-0.25%
Return on average total equity - Year to Date	4.87%	5.07%	4.95%	5.11%	-2.71%
Dividend payout ratio	30.80%	25.00%	29.41%	27.78%	22.21%
Non-interest revenue to total revenue (1)	43.57%	43.90%	38.72%	35.02%	39.82%

Net interest margin (2)	3.67%	3.64%	3.78%	3.80%	3.60%
Yield on average earning assets	4.55%	4.66%	4.86%	4.91%	4.78%
Yield on average interest-bearing liabilities	1.07%	1.21%	1.26%	1.30%	1.41%
Net interest spread	3.48%	3.45%	3.60%	3.61%	3.37%

Non-interest income to average assets (3)	2.69%	2.67%	2.17%	1.82%	2.88%
Non-interest expense to average assets (3)	5.54%	4.93%	4.67%	4.53%	5.09%

Efficiency ratio - QTD (Tax Equiv) (4)	90.39%	80.89%	82.79%	84.96%	81.42%

(1)	Excludes securities gains and losses including OTTI adjustments.
(2)
The net interest margin is calculated by dividing tax equivalent net interest income by total average earning assets.  Tax equivalent net interest income is calculated by grossing up interest income for the amounts that are non taxable (i.e., municipal income) then subtracting interest expense. The tax rate utilized is 34%. The Company’s net interest margin is a common measure used by the financial service industry to determine how profitably earning assets are funded.  Because the Company earns a fair amount of non taxable interest income due to the mix of securities in its investment security portfolio, net interest income for the ratio is calculated on a tax equivalent basis as described above.  This calculation excludes net securities gains and losses.

(3)	Ratios are computed by dividing annualized income and expense amounts by quarterly average assets.
(4)
The efficiency ratio is not a measurement under accounting principles generally accepted in the United States.  It is calculated by dividing non interest expense by the sum of tax equivalent net interest income and non interest income excluding gains and losses on the investment portfolio.  The tax rate utilized is 34%. The Company calculates this ratio in order to evaluate its overhead structure or how effectively it is operating.

MIDDLEBURG FINANCIAL CORPORATION
SELECTED FINANCIAL DATA BY QUARTER
(Unaudited. Dollars in thousands except per share data)	Dec 31, 2011	Sep 30, 2011	Jun 30, 2011	Mar 31, 2011	Dec 31, 2010
BALANCE SHEET RATIOS
Loans to deposits (Including HFS)	82.15%	81.65%	80.02%	80.53%	80.72%
Portfolio loans to deposits	72.20%	74.29%	74.66%	76.56%	74.05%
Average interest-earning assets to
average-interest bearing liabilities	121.22%	119.85%	117.42%	117.58%	118.50%
PER SHARE DATA
Dividends	$0.05	$0.05	$0.05	$0.05	$0.05
Book value (MFC Shareholders)	$15.13	$15.04	$14.68	$14.18	$14.02
Tangible book value (3)	$14.24	$14.15	$13.78	$13.27	$13.10
SHARE PRICE DATA
Closing price	$14.25	$15.00	$14.94	$17.75	$14.26
Diluted earnings multiple (1)	22.27	18.75	21.97	24.65	15.50
Book value multiple(2)	0.94	1.00	1.02	1.25	1.02

COMMON STOCK DATA
Outstanding shares at end of period	7,000,824	7,000,824	6,996,932	6,942,315	6,925,437
Weighted average shares O/S Basic - QTD	6,996,932	6,996,932	6,977,503	6,940,154	6,937,801
Weighted average shares O/S, diluted - QTD	6,998,019	6,998,494	6,980,331	6,943,189	6,938,359
CAPITAL RATIOS
Capital to Assets - Common shareholders	8.88%	9.13%	8.97%	9.08%	8.79%
Capital to Assets - with Noncontrolling Interest	9.05%	9.32%	9.16%	9.33%	9.05%
Tangible common equity ratio (4)	8.40%	8.63%	8.47%	8.54%	8.26%
Total risk based capital ratio	14.72%	14.13%	14.16%	14.52%	14.10%
Tier 1 risk based capital ratio	13.46%	12.87%	12.90%	13.26%	12.84%
Leverage ratio	8.81%	8.97%	9.12%	9.38%	9.04%
CREDIT QUALITY
Net charge-offs to average loans	0.11%	0.13%	0.08%	0.12%	0.22%
Total non-performing loans to total portfolio loans	4.53%	4.80%	5.25%	5.36%	4.66%
Total non-performing assets to total assets	3.27%	3.34%	3.66%	3.99%	3.54%
Non-accrual loans to:
total loans	3.78%	4.51%	4.76%	4.17%	4.46%
total assets	2.12%	2.64%	2.82%	2.55%	2.66%
Allowance for loan losses to:
total portfolio loans	2.18%	2.24%	2.22%	2.20%	2.27%
non-performing assets	37.53%	39.24%	35.98%	33.65%	38.29%
non-accrual loans	57.69%	49.61%	46.67%	52.74%	50.93%
NON-PERFORMING ASSETS:
Loans delinquent over 90 days and still accruing	$1,233	$1,561	$3,230	$6,593	$909
Non-accrual loans	25,346	30,485	32,298	27,638	29,385
Restructured Loans	3,853	404	112	1,254	1,254
Other real estate owned and repossessed assets	8,535	6,096	6,255	7,825	8,394
Total non-performing assets	$38,967	$38,546	$41,895	$43,310	$39,942
NET LOAN CHARGE-OFFS:
Loans charged off	$893	$1,017	$621	$933	$1,600
Recoveries	(73)	(44)	(32)	(87)	(42)
Net charge-offs	$820	$973	$589	$846	$1,558
PROVISION FOR LOAN LOSSES	$319	$1,024	$1,087	$454	$655
ALLOWANCE FOR LOAN LOSS SUMMARY
Balance at the beginning of period	$15,124	$15,073	$14,575	$14,967	$15,870
Provision	319	1,024	1,087	454	655
Net charge-offs	(820)	(973)	(589)	(846)	(1,558)
Balance at the end of period	$14,623	$15,124	$15,073	$14,575	$14,967

(1)
The diluted earnings multiple is calculated by dividing the period’s closing market price per share by the annualized diluted earnings per share for the period.  The diluted earnings multiple is a measure of how much an investor may be willing to pay for $1.00 of the Company’s earnings.

(2)
The book value multiple (or price to book ratio) is calculated by dividing the period’s closing market price per share by the period’s book value per share.  The book value multiple is a measure used to compare the Company’s market value per share to its book value per share.

(3)
Tangible book value is not a measurement under accounting principles generally accepted in the United States.  It is computed by subtracting identified intangible assets and goodwill from total Middleburg Financial Corporation shareholders’ equity and then dividing the result by the number of shares of common stock issued and outstanding at the end of the accounting period.

(4)
The tangible common equity ratio is not a measurement under accounting principles generally accepted in the United States.  It is computed by subtracting identified intangible assets and goodwill from total Middleburg Financial Corporation shareholders’ equity and total assets and then dividing the adjusted shareholders’ equity balance by the adjusted total asset balance.

	MIDDLEBURG FINANCIAL CORPORATION
	Average Balances, Income and Expenses, Yields and Rates
	Three months ended December 31,
		2011			2010
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate (2)	Balance	Expense	Rate (3)
	(Dollars in thousands)
Assets :
Securities:
Taxable	$253,949	$1,786	2.79%	$201,278	$1,569	3.09%
Tax-exempt (1)	59,921	918	6.08%	58,396	910	6.18%
Total securities	$313,870	$2,704	3.42%	$259,674	$2,479	3.79%
Total loans (3)	759,962	10,014	5.23%	724,063	9,886	5.42%
Interest bearing deposits in
other financial institutions	36,256	20	0.22%	44,715	32	0.28%
Total earning assets	$1,110,088	$12,738	4.55%	$1,028,452	$12,397	4.78%
Less: allowances for credit losses	(15,007)			(15,207)
Total nonearning assets	79,471			97,522
Total assets	$1,174,552			$1,110,767

Liabilities:
Interest-bearing deposits:
Checking	$291,332	$377	0.51%	$286,407	$544	0.75%
Regular savings	101,178	116	0.45%	84,372	181	0.85%
Money market savings	59,621	60	0.40%	57,661	105	0.72%
Time deposits:
$100,000 and over	138,170	588	1.69%	150,217	790	2.09%
Under $100,000	185,710	799	1.71%	185,238	1,001	2.14%
Total interest-bearing deposits	$776,011	$1,940	0.99%	$763,895	$2,621	1.36%

Short-term borrowings	20,042	144	2.85%	14,487	148	4.05%
Securities sold under agreements
to repurchase	34,058	84	0.98%	28,018	62	0.88%
FHLB borrowings and other debt	85,621	299	1.39%	61,437	246	1.59%
Federal funds purchased	-	-	-	54	-	0.00%
Total interest-bearing liabilities	$915,732	$2,467	1.07%	$867,891	$3,077	1.41%
Non-interest bearing liabilities
Demand deposits	144,181			143,492
Other liabilities	7,334			7,432
Total liabilities	$1,067,247			$1,018,815
Non-controlling interest	2,079			3,161
Shareholders' equity	105,226			88,791
Total liabilities and shareholders'
equity	$1,174,552			$1,110,767

Net interest income		$10,271			$9,320

Interest rate spread			3.48%			3.37%
Cost of Funds			0.92%			1.21%
Interest expense as a percent of
average earning assets			0.88%			1.19%
Net interest margin			3.67%			3.60%

(1) Income and yields are reported on tax equivalent basis assuming a federal tax rate of 34%.
(2) All yields and rates have been annualized on a 365 day year.
(3) Total average loans include loans on non-accrual status.

	MIDDLEBURG FINANCIAL CORPORATION
	Average Balances, Income and Expenses, Yields and Rates
	Twelve Months Ended December 31,
		2011			2010
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate (2)	Balance	Expense	Rate (3)
	(Dollars in thousands)
Assets :
Securities:
Taxable	$231,893	$6,771	2.92%	$159,326	$4,838	3.04%
Tax-exempt (1)	56,793	3,580	6.30%	59,654	3,810	6.39%
Total securities	$288,686	$10,351	3.59%	$218,980	$8,648	3.95%
Total loans (3)	720,633	39,392	5.47%	707,135	40,547	5.73%
Interest bearing deposits in
other financial institutions	43,469	110	0.25%	47,836	131	0.27%
Total earning assets	$1,052,788	$49,853	4.74%	$973,951	$49,326	5.06%
Less: allowances for credit losses	(14,835)			(11,119)
Total nonearning assets	87,410			94,005
Total assets	$1,125,363			$1,056,837

Liabilities:
Interest-bearing deposits:
Checking	$294,660	$1,883	0.64%	$283,294	$2,294	0.81%
Regular savings	96,725	683	0.71%	77,864	725	0.93%
Money market savings	59,356	353	0.59%	53,894	427	0.79%
Time deposits:
$100,000 and over	136,526	2,419	1.77%	160,063	4,298	2.69%
Under $100,000	172,815	3,529	2.04%	161,338	4,289	2.66%
Total interest-bearing deposits	$760,082	$8,867	1.17%	$736,453	$12,033	1.63%

Short-term borrowings	9,555	318	3.33%	10,419	393	3.77%
Securities sold under agreements
to repurchase	33,162	293	0.88%	25,314	205	0.81%
FHLB borrowings and other debt	81,300	1,213	1.49%	55,303	1,544	2.79%
Federal Funds Purchased	42	-	0.00%	25	-	0.00%
Total interest-bearing liabilities	$884,141	$10,691	1.21%	$827,514	$14,175	1.71%
Non-interest bearing liabilities
Demand Deposits	130,565			120,475
Other liabilities	6,628			6,850
Total liabilities	$1,021,334			$954,839
Non-controlling interest	2,241			2,876
Shareholders' equity	101,788			99,122
Total liabilities and shareholders'
equity	$1,125,363			$1,056,837

Net interest income		$39,162			$35,151

Interest rate spread			3.53%			3.51%
Cost of Funds			1.05%			1.50%
Interest expense as a percent of
average earning assets			1.02%			1.46%
Net interest margin			3.72%			3.61%
(1) All yields and rates have been annualized on a 365 day year.
(2) Income and yields are reported on tax equivalent basis assuming a federal tax rate of 34%.
(3) All yields and rates have been annualized on a 365 day year.
(4) Total average loans include loans on non-accrual status.